Consent of Independent Registered Public Accounting Firm

Sears Hometown and Outlet Stores, Inc.
Hoffman Estates, Illinois 60192

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-188645) of Sears Hometown and Outlet Stores, Inc. of our report dated April 18, 2018 relating to the consolidated financial statements of Sears Hometown and Outlet Stores, Inc. which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Chicago, Illinois
April 18, 2018